                                                               EXHIBIT m(10)(d)



                                 AMENDMENT NO. 3
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                                                                              MAXIMUM
                                                  ASSET BASED            SERVICE             AGGREGATE
FUND                                             SALES CHARGE              FEE                  FEE

AIM Aggressive Growth Fund                           0.75%               0.25%                 1.00%

AIM Blue Chip Fund                                   0.75%               0.25%                 1.00%

AIM Capital Development Fund                         0.75%               0.25%                 1.00%

AIM Charter Fund                                     0.75%               0.25%                 1.00%

AIM Constellation Fund                               0.75%               0.25%                 1.00%

AIM Large Cap Growth Fund                            0.75%               0.25%                 1.00%

AIM Weingarten Fund                                  0.75%               0.25%                1.00%"


         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated: March 1 , 1999

                                       AIM EQUITY FUNDS, INC.
                                       (on behalf of its Class B Shares)



Attest: /s/ LISA A. MOSS               By: /s/ ROBERT H. GRAHAM
       -----------------------            ------------------------------------
         Assistant Secretary                         President

                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND


NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $30 million. . . . . . . . . . . . . . . . . . . . . . .     1.00%
Over $30 million to and including $150 million . . . . . . . .     0.75%
Over $150 million. . . . . . . . . . . . . . . . . . . . . . .     0.625%


                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                                      ANNUAL RATE
----------                                                      -----------
First $1 billion . . . . . . . . . . . . . . . . . . . . . . .     0.75%
Over $1 billion to and including $2 billion. . . . . . . . . .     0.70%
Over $2 billion. . . . . . . . . . . . . . . . . . . . . . . .     0.625%


                               AIM WEINGARTEN FUND

NET ASSETS                                                      ANNUAL RATE
---------                                                       -----------
First $30 million. . . . . . . . . . . . . . . . . . . . . . .     1.00%
Over $30 million to and including $350 million. . . . . . . .      0.75%
Over $350 million. . . . . . . . . . . . . . . . . . . . . . .     0.625%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.


Dated: March 1, 1999

                                         AIM EQUITY FUNDS, INC.


Attest: /s/ LISA MOSS                    By: /s/ ROBERT H. GRAHAM
      --------------------------            ----------------------------------
          Assistant Secretary                         President


(SEAL)

                                         A I M ADVISORS, INC.


Attest: /s/ LISA MOSS                    By: /s/ ROBERT H. GRAHAM
       -------------------------            ----------------------------------
          Assistant Secretary                           President



(SEAL)